Exhibit 99.3

Rocket Lab to Acquire Space Hardware Company Planetary Systems Corporation

The Acquisition Bolsters Rocket Lab’s Space Systems Business and End-to-End Space Solutions Offering across Launch, Spacecraft, and Space Hardware and Manufacture

Long Beach, California. 15 November, 2021 – Rocket Lab USA, Inc. (Nasdaq: RKLB) (“Rocket Lab” or “the Company”), a global leader in launch services and space systems, today announced it has signed a definitive agreement to acquire Planetary Systems Corporation (PSC), a Maryland-based spacecraft separation systems company, for $42 million in cash and 1,720,841 shares of the Company’s common stock, plus the potential for an additional 956,023 shares of common stock for a performance earnout based on PSC’s CY 2022 and 2023 financial results. The acquisition is expected to close in the fourth quarter of 2021.

PSC is a leading provider of mechanical separation systems and satellite dispensers with 100% mission success heritage to date across more than 100 missions. The acquisition will enable Rocket Lab to leverage PSC’s strong brand and quality product offering of lightweight, cost-effective, and flight proven hardware across its vertically integrated Space Systems division of Photon satellite buses and spacecraft components solutions. The deal also enables PSC to make use of Rocket Lab’s resources and manufacturing capability to grow their already-strong commercial hardware trade. PSC is the latest addition to the Space Systems portfolio after recent acquisitions of Advanced Solutions, Inc (ASI) in October 2021 and Sinclair Interplanetary in April 2020, and further strengthens Rocket Lab’s end-to-end space offering across the full launch and satellite spectrum.

For more than 20 years, PSC’s separation systems used to separate satellites from rockets have enabled customers to lower their mission costs and streamline payload integration time from days to just minutes. Its Canisterized Satellite Dispenser (CSD) is a reliable and cost-effective housing for small satellites that protects a spacecraft during launch before deploying them in space. Fully encapsulated, the CSD minimizes damage risk and eliminates the necessity for heavy or complicated interface structures between satellites and the launch vehicle. Together, PSC’s products have been integrated across the gamut of today’s operational launch vehicles from American launch providers including Rocket Lab, SpaceX, United Launch Alliance, Northrop Grumman, and more; NASA Space Shuttle and International Space Station missions; and international launch vehicles operated by Arianespace, the Indian Space Research Organisation (ISRO), the Japan Aerospace Exploration Agency (JAXA), and others.

PSC’s Lightbands and CSDs expands Rocket Lab’s space hardware offering that includes its Maxwell satellite dispenser, the in-house developed carbon-fibre dispenser that is the industry’s lightest CubeSat dispenser in its class. By combining Rocket Lab and PSC’s expertise, Rocket Lab will continue to offer Maxwells as part of its end-to-end mission package across ground, satellite design and build, flight software and GNC, and launch, as well as expand the company’s in-house merchant space hardware repertoire. PSC will also continue to serve their existing customers and engage their local and national vendors while utilizing Rocket Lab’s expertise, resources, and technology to grow and develop their products and services.

PSC’s team of 25 people will continue to be led by the company’s President and CEO Mike Whalen in Maryland, with founder Walter Holemans also remaining in his role of Chief Engineer.

“Having integrated several of PSC’s industry-leading products across our own Electron launches, we’ve seen up close the incredible attention to detail and impeccable craftsmanship that sets them apart as industry leaders in launch vehicle and spacecraft separation systems,” said Peter Beck, Rocket Lab Founder and Chief Executive Officer. “Like Rocket Lab, PSC has a dedication to producing the best products and services that lower costs without compromising on quality and reliability. By combining our engineering expertise and capabilities, Rocket Lab and PSC will continue to pioneer the industry with trusted, mission-critical hardware and services that are cost-effective and streamline access to space.”

“PSC started 23 years ago as a one-person company in the living room of a row house in Washington, DC,” said Walter Holemans, PSC founder and Chief Engineer. “Thanks to a super talented team and a lot of hard work, we accomplished our mission of delivering high value technologies to our customers. Now, we are delighted to be joining the team at Rocket Lab to deliver the next evolution in space systems.”

ENDS

+ Rocket Lab Media Contact

Murielle Baker

media@rocketlabusa.com

About Rocket Lab

Founded in 2006, Rocket Lab is an end-to-end space company with an established track record of mission success. We deliver reliable launch services, spacecraft components, satellites and other spacecraft and on-orbit management solutions that make it faster, easier and more affordable to access space. Headquartered in Long Beach, California, Rocket Lab designs and manufactures the Electron small orbital launch vehicle and the Photon satellite platform and is developing the Neutron 8-ton payload class launch vehicle. Since its first orbital launch in January 2018, Rocket Lab’s Electron launch vehicle has become the second most frequently launched U.S. rocket annually and has delivered 105 satellites to orbit for private and public sector organizations, enabling operations in national security, scientific research, space debris mitigation, Earth observation, climate monitoring, and communications. Rocket Lab’s Photon spacecraft platform has been selected to support NASA missions to the Moon and Mars, as well as the first private commercial mission to Venus. Rocket Lab has three launch pads at two launch sites, including two launch pads at a private orbital launch site located in New Zealand, one of which is currently operational, and a second launch site in Virginia, USA which is expected to become operational by the end of 2021. To learn more, visit www.rocketlabusa.com.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements, including without limitation expectations regarding the timing, completion, and benefit of the PSC acquisition, are based on Rocket Lab’s current expectations and beliefs concerning future developments and their potential effects. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond Rocket Lab’s control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks related to the global COVID-19 pandemic, including risks related to government restrictions and lock-downs in New Zealand and other countries in which we operate that could delay or suspend our operations; delays and disruptions in expansion efforts; our dependence on a limited number of customers; the harsh and unpredictable environment of space in which our products operate which could adversely affect our launch vehicle and spacecraft; increased congestion from the proliferation of low Earth orbit constellations which could materially increase the risk of potential collision with space debris or another spacecraft and limit or impair our launch flexibility and/or access to our own orbital slots; increased competition in our industry due in part to rapid technological development and decreasing costs; technological change in our industry which we may not be able to keep up with or which may render our services uncompetitive; average selling price trends; failure of our satellites to operate as intended either due to our error in design in production or through no fault of our own; launch schedule disruptions; supply chain disruptions, product delays or failures; design and engineering flaws; launch failures; natural disasters and epidemics or pandemics; changes in governmental regulations including with respect to trade and export restrictions, or in the status of our regulatory approvals or applications; or other events that force us to cancel or reschedule launches, including customer contractual rescheduling and termination rights; risks that acquisitions may not be completed on the anticipated timeframe or at all or do not achieve the anticipated benefits and results; and the other risks detailed from time to time in Rocket Lab’s filings with the Securities and Exchange Commission under the heading “Risk Factors” and elsewhere (including that the impact of the COVID-19 pandemic may also exacerbate the risks discussed therein). There can be no assurance that the future developments affecting Rocket Lab will be those that we have anticipated. Except as required by law, Rocket Lab is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.